Exhibit 99.1

AGENCY AGREEMENT

Between
TONNER-ONE WORLD, INC.

and

FIREFLY CONSUMER PRODUCTS, INC

Between
TONNER-ONE WORLD, INC.
14515 Briarhills Parkway, Suite 105
Houston, TX 77077
(hereinafter referred to as "Licensor")

and

FIRELY CONSUMER PRODUCTS, INC
PO BOX 6045
ARNOLD, CA 9522

(hereinafter referred to as th "Agent")

(Licensor and Agent are individually referred to as the "Party"
and together as the "Parties")

have entered into the following

AGENCY AGREEMENT
and
EXHIBITS:
Exhibit A:  Brands to be represented
Exhibit B:  Standard License Agreement Merchandise
Exhibit C:  Standard Deal Memo Merchandise
Exhibit D:  Third party deals
Exhibit E:   Pre-existing deals

PART I - BACKGROUND ♦ DEFINITIONS ♦ ENGAGEMENT

DEFINITIONS
For the purposes of this Agreement with pertaining appendices, the below terms shall have the following meanings unless otherwise stated or clear from the context:
"Confidential Information"	See definition in Section 1.31 through 1.36
"Copyright Notice"	See definition in Section 1.20.
"Gross Revenue"
Any and all payments actually received by Agent from ["supplier licensee"? e.g.?] supplier or retailer Licensees and in any calendar quarter including but not limited to minimum guarantees, advances, royalties, flat fees and interest hereon.

"Licensee"	A third party solicited by Agent with whom Licensor has entered into a License Agreement regarding the Licensed Rights in and to the Property.
"License Deal Memo"	A non binding proposal prepared by Agent setting out the deal terms negotiated with a potential Licensee regarding the Licensed Rights attached hereto as Exhibit C.
"License Agreement"
An agreement based upon the Standard License Agreements attached as Exhibit A to be negotiated between Agent and Licensee and which together with the fully executed Deal Memo shall constitute the final License Agreement between Licensee and Licensor.

"Licensed Rights"	Shall mean exploitation of the Property in the Territory in connection with any and all consumer goods which shall be first approved in writing by Licensor.
"Marketing Plan"	Agent shall submit to Licensees managed by Agent all relevant marketing materials.
"Parties"	Collectively, Licensor and Agent.
"Property"
Licensor approved elements that are part of the brands listed in Exhibit A These Licensed Properties includes, without limitation, the names, characters, designs, logos in original form and in any localized form approved in writing by the Licensor, graphics, trademarks, and any other creative elements, images and materials of any kind, including new and derivative works, which can be used in the design of products and services.

"Standard Agreement(s)"	Shall mean the respective standard license agreement forms for each category of licensing, merchandising etc., attached hereto as Exhibit B.
"Term"
The term of this Agreement ("Term") commences as of January 22, 2016 and ends on January 22, 2017 inclusive, except as extended by mutual agreement.  However should agent deliver at least 3 deals within the one year period then such agreement shall be extend for an additional 2 years ending 1/22/19.

"Territory"	United States of America and its territories and possessions.

ENGAGEMENT OF AGENT
1.1
Licensor hereby appoints Agent as an exclusive and sole agent for the Licensed Rights listed in exhibit A and Agent hereby agrees to solicit and negotiate License Agreements with potential Licensees regarding the Licensed Rights as well as Promotional Opportunities. The appointment of Agent shall be limited to the Term and the Territory.

1.2
Agent has the right to negotiate License Deal Memos, subject to prior written approval of Licensor [of each LDM on a case by case basis]. A License Deal Memo is further subject to the negotiation and signing of a binding License Agreement.

1.3
Agent shall have the right to negotiate License Agreements with Licensees based on License Deal Memos approved by Licensor, subject to written approval of Licensor. All License Agreements are subject to Licensor's approval and shall be entered into and signed by Licensor. Agent shall not have the right to enter into and/or sign any agreement in its own name.

1.4	Agent acknowledges that it shall not be entitled to commit Licensor to any agreement or obligation whether in writing or not without the prior written consent of Licensor.

PART II - OBLIGATIONS OF AGENT
Agent shall diligently perform all tasks and obligations as set forth in this Agreement including, without limitation:
SOLICITATION OF POTENTIAL LICENSEES
1.5
Agent shall use the Standard License Deal Memos and License Agreement template attached as Exhibit B and C when soliciting potential Licensees. All draft License Deal Memos and license agreements shall be submitted to Licensor for Licensor's prior written approval.

1.6
Agent shall advise Licensor of all enquiries relating to the Property from possible Licensees and to make a list of all potential Licensees and provide Licensor with copies of such list as from time to time amended during the Term together with full details of all actual Licensees by means of regular activity reports;

1.7
Agent shall at all times throughout the Term act in good faith and not to make any unrelated or undisclosed revenue or profit out of this arrangement and shall disclose to Licensor any and all matters which Licensor may consider relevant to this Agreement and/or the Property and/or the Licensed Product;

NEGOTIATION OF LICENSE AGREEMENTS
1.8
Licensor shall use reasonable good faith efforts to inform Agent of its approval/non-approval of a License Deal Memo and of a License Agreement within five (5) business days following Licensor's receipt of the same. In case of non-approval, Agent shall use its best efforts to continue negotiations with the potential Licensee in question, if deemed feasible by Licensor after consultation with Agent.

1.9	All final License Agreements shall be issued, entered into and signed by Licensor. Licensor, Agent and Licensee shall each receive a copy of the signed License Agreement.

SUPERVISION OF LICENSE AND DISTRIBUTION AGREEMENTS
1.10
Agent is obligated to monitor and supervise the activities, performances of Licensees and Licensees' observance of the provisions of the respective License Agreements. In case Agent reveals a poor or lack of performance by a Licensee, Agent shall notify Licensor forthwith and subsequently Licensor shall instruct Agent as to how to proceed.

1.11
In the event of late or missing payments under a License Agreement, Agent shall use reasonable efforts to assist Licensor to collect such payment and interest on all late payments as set forth in the License Agreement in question according to the terms stipulated in the License Agreement in question.

COLLECTION AND DISTRIBUTION OF REVENUES
1.12
Agent shall use best efforts and endeavours to ensure that all funds (guarantees, advances, royalties, Licensing Revenues, fees, costs etc.), which are due and owing to Licensor pursuant to any and all License Agreements,  shall be remitted in a timely manner

1.13	Agent shall pay the Licensor within thirty (30) days of the month for the month prior for each month for which such advance, guarantee, or royalty payments as have been received.

SUBMISSION OF ROYALTY REPORTS
1.14
Within thirty (30) days of the last day of March, June, September and December in each year Agent shall provide a detailed report to Licensor showing any and all Royalty Reports received and a list of Licensees that have not submitted reports due. Agent shall use reasonable best efforts to ensure that such delinquent Licensees supply due Royalty Reports immediately thereafter.  [Licensor to receive prompt copies of all statements]

MARKETING AND MERCHANDISING CONSULTATION
1.15
Agent will consult with Licensor on overall Licensing, Marketing, Advertising, Sponsorship and Promotional Consultation for all aspects of the Property, including, when deemed necessary by reasonable mutual agreement of the Parties, the identification of and liaison with a qualified Advertising Agency and/or a qualified national Public relations firm (engagement, if any, shall be by Licensor directly).

PART III - AGENCY FEE
CALCULATION OF AGENCY FEE
1.16	For its services rendered hereunder, Agent shall be entitled to an agency fee ("Agency Fee") as follows unless listed as an exception:
(i)	For exploitation of the Property in the Territory:
1.16.i.1	Licensing Deals signed after the start date of the agreement – 35% commission on all advances, guarantees, and royalties earned.
1.16.i.2	Endorsement Deals – 15% commission on all monies earned.

1.17
Agent acknowledges that it shall be solely responsible for any and all costs and expenses incurred by it in respect of its services under this Agreement unless otherwise agreed to in writing and in advance.

DURATION OF AGENCY FEE
1.18
Agent's rights to receive an Agency Fee upon applicable agreements shall continue for as long as one or more License Agreements are in force (including any renewals, modifications and extensions thereof after the end of the Term).

PART IV - COPYRIGHT & TRADEMARKS

1.19
Agent acknowledges that the Licensed Rights and the Property and any underlying rights thereto are the sole property of and belong exclusively to Licensor and Agent shall not do anything which might bring into question Licensors ownership of the Licensed Rights, the Works (intellectual property of Tonner-One World, Inc.) or the Property. Agent shall not copy or reproduce the Works (intellectual property of Tonner-One World, Inc.)  or any artwork supplied by Licensor except to the extent necessary for the exercise of Agent's services contemplated under this Agreement and further that all present intellectual property rights and industrial rights in and to the Licensed Rights, the Works (intellectual property of  Tonner-One World, Inc.)  and the Property are the sole property of Licensor and that this Agreement does not in any way purport to transfer any such rights to Agent in any respect.

1.20
Modifications. Derivative Works. Agent further acknowledges and agrees that any modifications, alterations, additions, developments, enhancements, translations or other changes to the Works, the Property, the Licensed Rights or the underlying rights thereto performed by Licensor or Agent or jointly by the Parties shall be the property of and belong exclusively to Licensor and, if requested, Agent shall provide any and all documents requested for verification thereof.

THIRD PARTY INFRINGEMENTS
1.22	Agent shall give Licensor prompt notice of any actual, threatened or suspected infringements or unauthorised uses of the Property or any of the Licensed Rights including any unauthorised uses of the trademarks, logos, copyrights etc. Agent shall upon Licensor's request diligently assist Licensor in preventing and dismissing any such infringements or unauthorised uses. Any action in law or in equity against an infringing party shall be decided by, paid for by, and administered by Licensor. Agent shall upon reasonable request from Licensor assist Licensor in any such legal proceedings.

       PART IV - WARRANTIES ♦ REPRESENTATIONS ♦ INDEMNIFICATION

AGENT'S WARRANTIES AND OBLIGATIONS

1.21	Agent hereby warrants and represents that:
(i)	it is a duly constituted company, validly organised, existing and in good standing under the laws of the jurisdiction of its principal place of business;
(ii)	it has the right and authority to enter into this Agreement and that it is sufficiently staffed and equipped to fulfil its tasks and obligations hereunder;
(iii)	there is no present or threatened litigation against it, which might impair its ability to perform its obligations hereunder;
(iv)	it shall use its best efforts consistent with good business practise to actively promote and exploit the Licensed Rights hereunder;
(v)	it will seek out Licensees that are able to produce, sell and distribute products which will earn maximum royalties and which will maintain a quality image of the Property.

LICENSOR'S WARRANTIES AND REPRESENTATIONS
1.22	Licensor hereby warrants and represents that:
(i)	it has the right and authority to enter into and perform this Agreement, and that this Agreement does not at the time of signature hereof conflict with the rights of any third party;
(ii)	it has the right to grant the Licensed Rights set forth in this Agreement;

INDEMNIFICATION
Parties agree to indemnify each other from any and all claims, losses, damages, costs and expenses (including reasonable outside attorney's fees) arising from any breach of the warranties and representations hereunder. Licensor further agrees to indemnify, defend and hold Agent free and harmless as above in the event that any or all of such claims, damages or lawsuits arise from Agent's use of information provided by Licensor.
PART V - BOOKS & AUDITING
BOOKS AND RECORDS
During the Term of this Agreement and for a period of three (3) years following the expiry or termination hereof, Agent is obligated to keep complete and accurate books of account and records covering all expenses and transactions based on this Agreement.

RIGHT OF AUDITING
Licensor, or its duly authorised representative, shall have the right at its own expense to examine, audit and make copies of such books and records and all other documents and materials with respect to the subject matter and the terms of this Agreement. Such examination and audit shall be carried out upon reasonable notice and at Agent's office during regular business hours. Such right survives the Term of this Agreement for a period of (2) years following the expiration of this Agreement or termination hereof. If a review of Agent's records indicates a discrepancy of five (5) percent or more, Agent shall pay Licensor's auditing fees and expenses in addition to any other payment due.

PART VI - TERMINATION
TERMINATION
1.23	Licensor shall have the right but not the obligation to terminate this Agreement upon written notice to Agent if at any time:
(i)
Agent is in any breach of any undertaking, representation, warranty or obligation in this Agreement and fails to remedy such breach within ten (10)  business days of written notice thereof from Licensor, provided that where such breach is not capable of remedy or Agent breaches this Agreement on a second or subsequent occasion no such period of grace shall apply; or

(ii)	Agent is unable to pay its debts generally as they fall due or becomes insolvent or files any petition or action for relief under any bankruptcy, reorganisation, insolvency or moratorium law; or
(iii)
a petition is presented or a resolution passed for the winding-up of Agent or proceedings are started for the re-organisation of Agent or for the appointment of a receiver, trustee or similar officer of all or any part of Agent's assets; or

(iv)	Agent shall abandon or announce that it intends to abandon the business of exploiting rights of the nature of the Rights.

EFFECT OF EXPIRATION AND TERMINATION
1.24	Upon expiration or termination of this Agreement, however caused, Agent shall immediately stop all exploitation of the rights granted to it under this Agreement.
1.25
Despite expiration or termination of this Agreement, except in the case of Agent's breach, Agent shall continue for as long as one or more License Agreements are in force (including any renewals, modifications and extensions thereof after the end of the Term) to supervise such Agreements and fulfil its obligations hereunder unless otherwise instructed by Licensor in writing. As a consequence hereof, all relevant terms of this Agreement shall survive.

PART VII - GENERAL

ASSIGNMENT
1.26	Agent shall have the right to transfer or assign this Agreement to any third party upon written notice to Licensor and written approval of Licensor.

CONFIDENTIALITY
1.27
The Parties hereto shall, and shall procure that their respective officers and employees shall, keep secret and confidential the provisions of this Agreement. Thus, the Parties shall not disclose any terms of this Agreement to any third party (other than professional advisors and investors) unless they have obtained the prior consent of the other Party or unless required by applicable law, government order or decree of any court of competent jurisdiction.

1.28
Agent agrees and acknowledges that all the information obtained concerning the Property is proprietary to Licensor and of a highly confidential and sensitive nature, (i.e. such information is comprised of intellectual property, industrial rights and trade secrets) and all information designated as confidential expressly or by the circumstances in which it is provided.

1.29
The Parties shall keep strictly confidential all information and data on trade secrets, business concepts and other confidential matters (hereinafter the "Confidential Information") of the other Party that may come to a Party's knowledge in connection with this Agreement

1.30
During or after the Term of this Agreement in perpetuity the Parties will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required to perform this Agreement, however, such confidentiality obligation shall not apply to any information which: is now within (or subsequently enters) the public domain through no act or omission of the receiving party; is (or subsequently becomes) lawfully known or available to the receiving party other than by disclosure or supply by the disclosing party or a breach of confidentiality by a third party; or is expressly approved in writing by the disclosing party for release into the public domain.

1.31
Parties will use reasonable efforts consistent with highest industry standard to make sure that all of their employees, consultants and prospective Licensee's who are permitted or who otherwise gain access to the Confidential Information are: a) advised of the confidential and proprietary nature of the Confidential Information and b) precluded of taking any action which may adversely affect the Parties obligations under this Agreement.

1.32	The Parties will take any and all reasonable precautions to prevent disclosure of the Confidential Information to unauthorised persons or entities.

AMENDMENTS AND ALTERATIONS
This Agreement supersedes all previous agreements, representations or promises in connection with the subject matter of this Agreement and sets out all the terms agreed between the Parties. No amendment to or modifica-tion of this Agreement shall be binding upon any party unless such amendment or modification is submitted in writing, dated and executed by the Parties to this Agreement.

NOTICES BETWEEN THE PARTIES
Any notice or other document required to be given under this Agreement or any communication between the Parties with respect to any of the provisions of this Agreement shall be in writing  and be deemed duly given if signed by or on behalf of a duly authorised officer of the party giving the notice and if sent by documented courier such as DHL or Federal Express at the addresses set out on the first page of this Agreement, subject to notice of change of any address which shall have previously been delivered by any party to the other.  Notices shall be deemed to be received upon signature by an employee of the designated recipient.

INDEPENDENT CONTRACTOR STATUS –NO PARTNERSHIP
This Agreement does not create and shall not be construed as creating any relation-ship of agency partnership or employment between the Parties. The Parties enter into this Agreement as, and shall remain, independent Parties and independent contractors. Except as otherwise provided in this Agreement, no Party shall have the right or authority to assume, create, or enlarge any obligation or commit-ment on behalf of any other and shall not represent itself as having the authority to bind the other Party in any manner.

LIMITATION
Nothing contained in this agreement shall be deemed to restrict or otherwise limit Agent's right to engage in or render services of any kind for itself or anyone else, provided, however, that Agent shall not represent any property that may be confusingly similar to the Property during the Term of this Agreement.

SEVERABILITY
In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall be held to be invalid, illegal or unenforceable, had never been contained herein.

FORCE MAJEURE
If either Party shall be prevented from carrying out any of its respective obligations under this Agreement by reason of any event of Force Majeure the Party so prevented shall not be liable to the other for its failure to normally carry out such obligations provided that such Party shall use its reasonable endeavours to resume performance of its obligations hereunder as soon as practicable after conditions return to normal. For the purposes of this Clause "Force Majeure" shall mean fire, flood, explosion, Act of God, accident, labour disputes or strikes, war, riot, civil disturbance, ordinance law, governmental regulation or any other similar thing or occurrence outside the control of the relevant Party. Should an event of Force Majeure continue for a period of sixty (60) days or more, then either Party shall be entitled to terminate this Agreement.

LAW AND VENUE
This Agreement shall be governed in accordance with the laws of the state of Texas.  All disputes under this Agreement shall be resolved by litigation in the courts of the state of Texas and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail and hereby waive any jurisdictional or venue defences otherwise available to them.

On behalf of	On behalf of
TONNER-ONE WORLD, INC.	FIREFLY CONSUMER PRODUCTS, INC.

/s/ Corinda J. Melton	/s/ Cynthia Modders
Print Name Corinda J. Melton	Print Name Cynthia Modders
Title CEO	Title President
Date January 22, 2016	Date January 22, 2016

Exhibit A

1.
PRETTIE GIRLS! DOLLS
PRETTIE GIRL TWEEN SCENE DOLLS

Exhibit B
MERCHANDISING LICENSE AGREEMENT

THIS AGREEMENT is effective as of                            by and between, Tonner-One World, Inc, a corporation with offices at 14515 Briarhills Parkway, Suite 105, Houston, TX   ("LICENSOR") and                 , a {License} corporation with offices at

W I T N E S S E T H:

WHEREAS, LICENSOR is the sole and exclusive owner of the Property or Properties identified more fully in Schedule A attached hereto (the "Property");

WHEREAS, LICENSOR is the sole and exclusive owner of the Trademark identified more fully in Schedule A attached hereto (the "Trademark");

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE the right, privilege and license to use, manufacture and sell those types of products that incorporate or are otherwise based on the Property as identified in Schedule A attached hereto (the "Licensed Products") and to use the Trademark on or in association with such Licensed Products;

WHEREAS, LICENSEE has represented that it has the ability to manufacture, market and distribute the Licensed Products in the countries identified in Schedule A attached hereto (the "Territory") and to use the Trademark on or in association with the Licensed Products;

WHEREAS, LICENSEE desires to obtain from LICENSOR a non-exclusive license to use, manufacture, have manufactured and sell Licensed Products in the Territory and to use the Trademark on or in association with the Licensed Products; and

WHEREAS, both LICENSEE and LICENSOR are in agreement with respect to the terms and conditions upon which LICENSEE shall use, manufacture, have manufactured and sell Licensed Products and use the Trademark;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows.

1. License Grant

A.            LICENSOR hereby grants to LICENSEE, for the Term of this Agreement as recited in Schedule A attached hereto, the non-exclusive right and license to use, manufacture, have manufactured, sell, distribute and advertise the Licensed Products in the Territory. The license includes, but is not limited to, a license under any and all patents and copyrights and any applications therefore which have been filed or may be filed in the future with respect to the Property. It is understood and agreed that this license shall pertain only to the Licensed Products and does not extend to any other product or service.

B.            LICENSOR hereby grants to LICENSEE for the Term of this Agreement as recited in Schedule A attached hereto, a non-exclusive, non-sublicensable license to use the Trademark on or in association with the Licensed Products in the Territory as well as on packaging, promotional and advertising material associated therewith.

C.            LICENSEE may not grant any sublicenses to any third party without the prior express written consent of the LICENSOR, which consent may be withheld for any reason.

D.            LICENSEE shall not make or authorize any use, direct or indirect, of the Licensed Products, like or similar, in any other country outside the Territory and will not knowingly sell the Licensed Products to persons who intend or are likely to resell them in any country outside the Territory.

2. Term of the Agreement

This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect commencing on the date of execution by both parties and shall extend for a Term as recited in Schedule A attached hereto (the "Term").

3. Compensation

A.            In consideration for the licenses granted hereunder, LICENSEE agrees to pay to Firefly Consumer Products, Inc. , during the Term of this Agreement, a royalty in the amount recited in Schedule A attached hereto (the "Royalty") based on LICENSEE's Net Sales of Licensed Products.

B.            The Royalty owed LICENSOR shall be calculated on a quarterly calendar basis (the "Royalty Period") and shall be payable no later than thirty (30) days after the termination of the preceding full calendar quarter, i.e., commencing on the first (1st) day of January, April, July and October with the exception of the first and last calendar quarters which may be "short" depending upon the effective date of this Agreement.

C.            With each Royalty Payment, LICENSEE shall provide LICENSOR's agent, Firefly Consumer Products, Inc with a written royalty statement in a form acceptable to LICENSOR. Such royalty statement shall be certified as accurate by a duly authorized officer of LICENSEE, reciting on a country- by-country basis, the stock number, item, units sold, description, quantity shipped, gross invoice, amount billed customers less discounts, allowances, returns and reportable sales for each Licensed Product. Such statements shall be furnished to LICENSOR whether or not any Licensed Products were sold during the Royalty Period.

D.            LICENSEE agrees to pay to LICENSOR's agent, Firefly Consumer Products, Inc. a Guaranteed Minimum Royalty in accordance with the terms of Schedule A attached hereto (the "Guaranteed Minimum Royalty"). As recited in Schedule A, a portion of the Guaranteed Minimum Royalty for the first year shall be payable as an Advance against royalties (the "Advance"). The actual royalty payments shall reflect the amount of all Guaranteed Minimum Royalty payments including any Advances made.

E.            "Net Sales" shall mean LICENSEE's gross sales (the gross invoice amount billed customers) of Licensed Products, less discounts and allowances actually shown on the invoice (except cash discounts not deductible in the calculation of Royalty) and, further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memoranda actually issued to the customers). No other costs incurred in the manufacturing, selling, advertising, and distribution of the Licensed Products shall be deducted nor shall any deduction be allowed for any uncollectible accounts or allowances.

F.            A Royalty obligation shall accrue upon the sale of the Licensed Products regardless of the time of collection by LICENSEE. For purposes of this Agreement, a Licensed Product shall be considered "sold" upon the date when such Licensed Product is billed, invoiced, shipped, or paid for, whichever event occurs first.

G.            If LICENSEE sells any Licensed Products to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to other parties, the Royalty payable LICENSOR shall be computed on the basis of the regular price charged to other parties.

H.            The receipt or acceptance by LICENSOR of any royalty statement, or the receipt or acceptance of any royalty payment made, shall not prevent LICENSOR from subsequently challenging the validity or accuracy of such statement or payment.

I.            Upon expiration or termination of this Agreement, all Royalty obligations, including any unpaid portions of the Guaranteed Minimum Royalty, shall be accelerated and shall immediately become due and payable.

J.            LICENSEE's obligations for the payment of a Royalty and the Minimum Royalty shall survive expiration or termination of this Agreement and will continue for so long as LICENSEE continues to manufacture, sell or otherwise market the Licensed Products.

K. All payments due hereunder shall be made in United States currency drawn on a United States bank, unless otherwise specified between the parties.  All payments shall be remitted to Licensor's Agent, Firefly Brand Management LLC and be sent to (insert address)

L. Late payments shall incur interest at the rate of ONE PERCENT (1%) per month from the date such payments were originally due.

4. Audit

A.            LICENSOR shall have the right, upon at least five (5) days written notice and no more than once per calendar year, to inspect LICENSEE's books and records and all other documents and material in the possession of or under the control of LICENSEE with respect to the subject matter of this Agreement at the place or places where such records are normally retained by LICENSEE. LICENSOR shall have free and full access thereto for such purposes and shall be permitted to be able to make copies thereof and extracts there from.

B.            In the event that such inspection reveals a discrepancy in the amount of Royalty owed LICENSOR from what was actually paid, LICENSEE shall pay such discrepancy, plus interest, calculated at the rate of ONE AND ONE-HALF PERCENT (1 1/2%) per month. In the event that such discrepancy is in excess of ONE THOUSAND UNITED STATES DOLLARS ($1,000.00) LICENSEE shall also reimburse LICENSOR for the cost of such inspection including any attorney's fees incurred in connection therewith.

C.            All books and records relative to LICENSEE's obligations hereunder shall be maintained and kept accessible and available to LICENSOR for inspection for at least three (3) years after termination of this Agreement.

D.            In the event that an investigation of LICENSEE's books and records is made, certain confidential and proprietary business information of LICENSEE may necessarily be made available to the person or persons conducting such investigation. It is agreed that such confidential and proprietary business information shall be retained in confidence by LICENSOR and shall not be used by LICENSOR or disclosed to any third party for a period of two (2) years from the date of disclosure, or without the prior express written permission of LICENSEE unless required by law. It is understood and agreed, however, that such information may be used in any proceeding based on LICENSEE's failure to pay its actual Royalty obligation.

5. Warranties and Obligations

A.            LICENSOR represents and warrants that it has the right and power to grant the licenses granted herein.

B.            LICENSOR further represents and warrants that the Property and/or Trademark do not infringe any valid right of any third party.

C.            LICENSEE represents and warrants that it will use its best efforts to promote market, sell and distribute the Licensed Products.

D.            LICENSEE shall be solely responsible for the manufacture, production, sale and distribution of the Licensed Products and will bear all related costs associated therewith.

E.            It is the intention of the parties that LICENSEE shall introduce the Licensed Products in all countries in the Territory on or before the Product Introduction Date recited in Schedule A and commence shipment of Licensed Products in all countries in the Territory on or before the Initial Shipment Date recited in Schedule A. Failure to meet either the Product Introduction Date or the Initial Shipment Date shall constitute grounds for immediate termination of this Agreement by LICENSOR.

6. Notices, Quality Control and Samples

A.            The Licenses granted hereunder are conditioned upon LICENSEE's full and complete compliance with the marking provisions of the Trademark, patent and copyright laws of the United States and other countries in the Territory.

B.            The Licensed Products, as well as all promotional, packaging and advertising material relative thereto, shall include all appropriate legal notices as required by LICENSOR.

C.            The Licensed Products shall be of a high quality which is at least equal to comparable products manufactured and marketed by LICENSEE and in conformity with a standard sample approved by LICENSOR.

D.            If the quality of a class of the Licensed Products falls below such a production-run quality, as previously approved by LICENSOR, LICENSEE shall use its best efforts to restore such quality. In the event that LICENSEE has not taken appropriate steps to restore such quality within thirty (30) days after notification by LICENSOR, LICENSOR shall have the right to terminate this Agreement and/or require LICENSEE to cease all distribution of the rejected products.

E.            Prior to the commencement of manufacture and sale of the Licensed Products, LICENSEE shall submit to LICENSOR, at no cost to LICENSOR and for approval as to quality, six (6) sets of samples of all Licensed Products which LICENSEE intends to manufacture and sell and one (1) complete set of all promotional and advertising material associated therewith. Failure of LICENSOR to approve such samples within ten (10) working days after receipt hereof will be deemed approval. If LICENSOR should disapprove any sample, it shall provide specific reasons for such disapproval. Once such samples have been approved by LICENSOR, LICENSEE shall not materially depart there from without LICENSOR's prior express written consent, which shall not be unreasonably withheld.

F.            At least once during each calendar year, LICENSEE shall submit to LICENSOR, for approval, an additional twelve (12) sets of samples.

G.            The LICENSEE agrees to permit LICENSOR or its representative to inspect the facilities where the Licensed Products are being manufactured and packaged.

7. Notice and Payment

A.            Any notice required to be given pursuant to this Agreement shall be in writing and delivered personally to the other designated party at the above-stated address or mailed by certified or registered mail, return receipt requested or delivered by a recognized national overnight courier service.

B.            Either party may change the address to which notice or payment is to be sent by written notice to the other in accordance with the provisions of this paragraph.

8. Intellectual Property Protection

A.            LICENSOR shall seek, obtain and, during the Term of this Agreement, maintain in its own name and at its own expense, appropriate intellectual property protection for the Property and Trademark.

B.            In the event that LICENSEE requests that LICENSOR obtain intellectual property protection for a particular item or in a particular country where LICENSOR had not, heretofore, obtained such protection, LICENSOR agrees to take reasonable steps to obtain such protection, provided, however, that LICENSEE shall be obligated to reimburse LICENSOR for the cost of filing, prosecuting and maintaining same.

C.            It is understood and agreed that LICENSOR shall retain all right, title and interest in the original Property and Trademark  as well as in any modifications or improvements made to the Property by LICENSEE.

D.            The parties agree to execute any documents reasonably requested by the other party to affect any of the above provisions.

E.            LICENSEE acknowledges LICENSOR's exclusive rights in the Property and, further, acknowledges that the Property and/or the Trademark are unique and original to LICENSOR and that LICENSOR is the owner thereof. LICENSEE shall not, at any time during or after the effective Term of the Agreement, dispute or contest, directly or indirectly, LICENSOR's exclusive right and title to the Property and/or the Trademark or the validity thereof. LICENSOR, however, makes no representation or warranty with respect to the validity of any patent, trademark or copyright which may issue or be granted there from.

F.            LICENSEE acknowledges that the Property and/or the Trademark are inherently distinctive.

G.            LICENSEE agrees that its use of the Property and/or the Trademark inures to the benefit of LICENSOR and that the LICENSEE shall not acquire any rights in the Property and/or the Trademark. To the extent LICENSEE might acquire any rights in the Property and/or the Trademark LICENSEE agrees to assign such rights and hereby does assign such rights to LICENSOR.

H. LICENSEE agrees to execute any documents reasonably requested by LICENSOR in the future to effectuate the purposes of this Agreement, at LICENSEE's expense.

9. Termination

The following termination rights are in addition to the termination rights provided elsewhere in the Agreement:

A.            Immediate Right of Termination. LICENSOR shall have the right to immediately terminate this Agreement by giving written notice to LICENSEE in the event that LICENSEE does any of the following:

(1) fails to meet the Product Introduction Date or the Initial Shipment Date as specified in Schedule A; or

(2) after having commenced sale of the Licensed Products, fails to continuously sell Licensed Products for two (2) consecutive Royalty Periods; or

(3) Fails to obtain or maintain product liability insurance in the amount and of the type provided for herein; or

(4) files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the LICENSEE discontinues its business or a receiver is appointed for the LICENSEE or for the LICENSEE'S business and such receiver is not discharged within thirty (30) days; or

(5) Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Property and/or the Trademark; or

(6) Fails, after receipt of written notice from LICENSOR, to immediately discontinue the distribution or sale of the Licensed Products or the use of any packaging or promotional material which does not contain the requisite legal legends; or

(7) Fails to make timely payment of Royalties when due two or more times during any twelve-month period.

B.            Immediate Right to Terminate a Portion. LICENSOR shall have the right to immediately terminate the portion(s) of the Agreement relating to any Property and/or Licensed Product(s) and/or for any country in the Territory if LICENSEE, for any reason, fails to meet the Product Introduction Dates or the Initial Shipment Dates specified in Schedule A or, after the commencement of manufacture and sale of a particular Licensed Product in a particular country, ceases to sell commercial quantities of such Licensed Product in such country for two (2) consecutive Royalty Periods.

C.            Right to Terminate on Notice. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty (30) days period, the breaching party fails to cure such breach.

D.            LICENSEE shall have the right to terminate this Agreement at any time on sixty (60) days written notice to LICENSOR. In such event, all moneys paid to LICENSOR shall be deemed non-refundable and LICENSEE's obligation to pay any guaranteed moneys, including the Guaranteed Minimum Royalty, shall be accelerated and any yet unpaid guaranteed moneys shall become immediately due and payable.

10. Post Termination Rights

A.            Not less than thirty (30) days prior to the expiration of this Agreement or immediately upon termination thereof, LICENSEE shall provide LICENSOR with a complete schedule of all inventory of Licensed Products then on-hand (the "Inventory").

B.            Upon expiration or termination of this Agreement, except for reason of a breach of LICENSEE's duty to comply with the quality control or legal notice marking requirements, LICENSEE shall be entitled, for an additional period of three (3) months and on a non-exclusive basis, to continue to sell such Inventory. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of a Royalty thereon. Such accounting and payment shall be due and paid within thirty (30) days after the close of the said three (3) month period.

C.            Upon the expiration or termination of this Agreement, all of the rights of LICENSEE under this Agreement shall forthwith terminate and immediately revert to LICENSOR and LICENSEE shall immediately discontinue all use of the Property and the like, at no cost whatsoever to LICENSOR.

D.            Upon termination of this Agreement for any reason whatsoever, LICENSEE agrees to immediately return to LICENSOR all material relating to the Property including, but not limited to, all artwork, color separations, prototypes and the like, as well as any market studies or other tests or studies conducted by LICENSEE with respect to the Property, at no cost whatsoever to LICENSOR.

E. Following the expiration or termination of LICENSEE's right to sell inventory, LICENSEE will, at LICENSOR's discretion, either ship the remaining inventory to LICENSOR or destroy the remaining inventory.

11. Good Will

LICENSEE recognizes the value of the good will associated with the Property and acknowledges that the Property and all rights therein including the good will pertaining thereto belong exclusively to LICENSOR.

12. Infringements

A.            LICENSEE shall have the right, in its discretion, to institute and prosecute lawsuits against third persons for infringement of the rights licensed in this Agreement.

B.            If LICENSEE does not institute an infringement suit within ninety (90) days after LICENSOR's written request that it do so, LICENSOR may institute and prosecute such lawsuit. Any lawsuit shall be prosecuted solely at the cost and expense of the party bringing suit and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall be divided equally between the parties.

C.            Upon request of the party bringing the lawsuit, the other party shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing suit shall reimburse the other party for the expenses incurred as a result of such cooperation.

13. Indemnity

A.            LICENSEE agrees to defend and indemnify LICENSOR, its officers, directors, agents and employees, against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against LICENSOR based on the manufacture or sale of the Licensed Products including, but not limited to, actions founded on product liability.

B.            LICENSOR agrees to defend and indemnify LICENSEE, its officers, directors, agents and employees, against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against LICENSEE, challenging the authenticity of the originally submitted Property; provided however, that such indemnity shall only be applicable in the event of a final decision by a court of competent jurisdiction from which no appeal of right exists and shall be limited up to the amount of the actual moneys received by LICENSOR under this Agreement. Further, this indemnity does not cover any modifications or changes made to the Property by LICENSEE.

14. Insurance

LICENSEE shall, throughout the Term of the Agreement, obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in {State}, standard Product Liability Insurance naming LICENSOR as an additional named insured. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be as specified in Schedule A attached hereto. The policy shall provide for ten (10) days notice to LICENSOR from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination thereof. LICENSEE agrees to furnish LICENSOR a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and, in no event, shall LICENSEE manufacture, distribute or sell the Licensed Products prior to receipt by LICENSOR of such evidence of insurance.

15. Force Majeure

It is understood and agreed that in the event of an act of the government, or war conditions, or fire, flood or labor trouble in the factory of LICENSEE or in the factory of those manufacturing parts necessary for the manufacture of the Licensed Products, which prevents the performance by LICENSEE of the provisions of this Agreement, then such nonperformance by LICENSEE shall not be considered as grounds for breach of this Agreement and such nonperformance shall be excused while the conditions herein prevail and for two (2) months thereafter.

16. Jurisdiction and Disputes

A. This Agreement shall be governed in accordance with the laws of the State of Texas.

B.            All disputes under this Agreement shall be resolved by the courts of the State of Texas and the parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

17. Agreement Binding on Successors

The provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

18. Waiver

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

19. Severability

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

20. No Joint Venture

Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

21. Assignability

The license granted hereunder is personal to LICENSEE and shall not be assigned by any act of LICENSEE or by operation of law unless in connection with a transfer of substantially all of the assets of LICENSEE or with the consent of LICENSOR.

22. Integration

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, including any option agreements which may have been entered into between the parties, and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

By:	By:
Title:	Title:
Date:	Date:

SCHEDULE A
TO EXHIBIT B
MERCHANDISE LICENSING AGREEMENT

1. Licensed Properties

The following Licensed Properties form part of this Agreement:
Trademark and Images

2. Licensed Trademarks

The following Licensed Trademarks form part of this Agreement:

3. Licensed Products

4. Territory:
5. Term:

This Agreement shall commence on the date executed by both parties and shall extend for an initial Term which ends.

6. Royalty Rate     % of net sales

LICENSEE shall pay the following royalty rate: % Plus 2% FOB

7. Guaranteed Minimum Royalty and Advance
LICENSEE agrees to pay LICENSOR's agent, Firefly Consumer Products, Inc. an Advance of           upon execution of this Agreement.
LICENSEE agrees to and will pay LICENSOR's Agent, Firefly
Consumer Products, Inc a Guaranteed Minimum Royalty of              Due at the end of the term if not earned from royalties
8. Product Liability Insurance

{PL Insurance} {$ 2,000,000.00} combined single limit, with a deductible amount not to exceed    for each single occurrence for bodily injury and/or for property damage.

9. Product Introduction/Initial Shipment

The Product Introduction Date
The Initial Shipment Date for all Licensed Products in all countries in the Territory shall be

10.  Exclusivity:  This agreement shall be non-exclusive

11: Distribution Channels: all channels

Exhibit C
Deal Memo
Firefly

1.Licensor
2.Licensee	Conpany Name: Full legal name Address: Registration no.: Contact details for: Commercial: Creative: Legal: Finance:
3.Agent
4.Deal type	☒New deal ☐Amendment ☐Renewal
5.Licensed Property
6.Licensed Articles A detailed list of the articles. Please list items in the first 2 launch lines
7.Manufacturer	Is Licensee Manufacturer of the Products? ☒ Yes ☐ No If "No" list the name of 3rd Party Manufacturer:
8.Territory
9.Language
10.Exclusivity
11.License Period
12.Manufacturing and Distribution Dates
13.Distribution Channels	Restricted to the following Distribution Channels in the Territory: No discount or dollar stores without written permission.
14.Royalty Rate
Domestic royalty rate:

F.O.B. royalty rate (if FOB is permitted):

All royalties are based on Net Sales Value. Net Sales shall mean the gross invoice price billed to customers less value added tax and other sales taxes actually included within the price, as well as Allowable Deductions.

Allowable Deductions shall mean [actually granted in writing] trade discounts, quantity discounts and credits for actual returns only, and no other deductions; provided, however, such Allowable deductions shall in no event exceed ten percept (10%) of gross sales in any quarterly period.

15.Royalty reporting Frequency	Quarterly within 15 days of quarter end
16.Currency of Royalties and Minimum Guarantee	US$
17.Minimum Guarantee
Total Minimum Guarantee:  (per year)

Payment Schedule:

Due Date                                                                                          Amount:
On or before (1/31/14):
On or before (3/31/14):
On or before (6/30/14):
On or before (9/30/14):
On or before (12/31/14):
On or before (3/31/15):
On or before (6/30/15)
On or before (9/30/15):

18.Sell-Off Period	Ninety (90) days.
19.Approvals
Any and all statements attributed to Licensor, representations regarding products and/or services, products, packaging, advertising and promotional materials and/or artworks of any kind produced by Licensee for use in connection with the Property shall be subject to the prior written approval of Licensor at all stages (including any revisions made during each stage of production).

20.Insurance
Licensee shall obtain and maintain, at its own expense, during the term, the Sell-Off Period (if any) and for three (3) years thereafter from a qualified insurance carrier acceptable to Licensor, with customary coverages and deductibles, standard comprehensive general liability coverage for bodily injury, property damage and personal injury, including broad form contractual liability as well as product liability insurance.  [Need certificates of insurance not alterable without 30 days prior written notice to Licensor.]

21.Confidentiality
All provisions of this Deal Memo shall be kept strictly confidential by both parties and may not be disclosed [other than to family and representatives or as ordered by court] without the prior written consent of the other.

22.Additional Terms/Conditions	1.

Exhibt D